UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       November 28, 2012

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road, Suite 375 Paramus, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On November 28, 2012, Movado Group, Inc. issued a press release announcing third quarter fiscal 2013 results and the increase of its prior guidance for fiscal 2013. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.

Item 7.01.	Regulation FD Disclosure

On November 28, 2012, the Company issued a press release announcing the payment of a regular quarterly dividend of $0.05 and a special cash dividend of $0.75 for each share of the Company’s outstanding common stock and class A common stock. The quarterly dividend and the special dividend will both be paid on December 21, 2012 to all shareholders of record as of the close of business on December 10, 2012. The press release is attached hereto as Exhibit 99.2 and is incorporated by reference into this item.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued November 28, 2012 announcing third quarter fiscal 2013 results and the increase of prior guidance for fiscal 2013.

99.2	Press Release issued November 28, 2012 announcing the payment of a regular quarterly dividend and a special cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 28, 2012

MOVADO GROUP, INC.
By:	/s/ Timothy F. Michno
Name: Timothy F. Michno Title: General Counsel